 Exhibit 99.1

Youngevity Receives Notification from Nasdaq Related to Delayed Annual Report on Form 10-K

SAN DIEGO, Calif. ---April 6, 2020 - Youngevity International, Inc. (NASDAQ: YGYI), a leading multi-channel lifestyle company operating in three distinct business segments including a commercial coffee enterprise, commercial hemp enterprise and multi-channel lifestyle company, today announced that it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") indicating that, as a result of Youngevity’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "Form 10-K"), Youngevity is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of Youngevity’s common stock on the Nasdaq Market.

Youngevity filed a Notification of Late Filing on Form 12b-25 on March 16, 2020, indicating that the filing of the Form 10-K would be delayed and the company anticipated filing its 10K within the 15 day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. On March 25, 2020, subsequent to Youngevity’s March 16th Notification of Late Filing, the Securities and Exchange Commission provided extended conditional exemptions from reporting requirements for Public Companies affected by Covid 19, but this exemption and relief was not made available for companies that already had filed a Notification of Late Filing so Youngevity was not provided the relief provided by the SEC. On March 31, 2020, Youngevity issued a press release that advised due the displacement of staff, including substantially all accounting staff, restrictions imposed by various governments, and displacement of our auditors’ staff among other areas of impact, has slowed down the financial reporting and audit process causing the company to miss the filing date of its 10-K.

Nasdaq has informed Youngevity that it must submit a plan of compliance (the "Plan") within 60 calendar days of receipt of the letter addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date to regain compliance.

Youngevity anticipates filing the Form 10K and regaining compliance prior to the 60-day period described above to submit a Plan.

Dave Briskie, President and CFO of Youngevity International stated, “Our team and our auditors are diligently working toward the completion of our 10-K Annual Report and in spite of the challenges presented by Covid-19 we expect to regain compliance inside of the 60 days afforded by Nasdaq to submit a plan of compliance. ”

About Youngevity International, Inc.

Youngevity International, Inc. ( NASDAQ : YGYI ), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise. The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and includes statements regarding completion of our 10-K Annual Report and regaining compliance inside of the 60 days afforded by Nasdaq to submit a plan of compliance. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to our ability to complete of our 10-K Annual Report, our ability to regain compliance inside of the 60 days afforded by Nasdaq, our ability to develop and grow our commercial coffee and hemp segments, our ability to continue our international growth, our ability to leverage our platform and global infrastructure to drive organic growth, our ability to return to profitability, expand our liquidity, and strengthen our balance sheet, our ability to continue to maintain compliance with the NASDAQ requirements, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to add additional products (whether developed internally or through acquisitions), and the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Youngevity International, Inc.
Dave Briskie
President and Chief Financial Officer
1 800 982 3189 X6500

Investor Relations
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800.504.8650
investors@ygyi.com

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